UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2014
ATKORE INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

16100 South Lathrop Avenue
Harvey, Illinois 60426
(Address of principal executive offices) (zip code)
(708) 339-1610
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    Regulation FD Disclosure.
Entry into Letter of Intent
On March 6, 2014, Atkore International Group Inc. (“Atkore Group”), the direct parent of Atkore International Holdings Inc., entered into a non-binding letter of intent (the “Letter of Intent”) with Tyco International Ltd. (“Tyco”) for the acquisition (the “Acquisition”) of the 29,400,000 shares of Atkore Group’s common stock (the “Shares”) held by Tyco’s wholly-owned subsidiary, Tyco International Holding S.à.r.l. (“Seller”). Atkore Group would acquire the Shares for an aggregate cash purchase price of $250 million, subject to a potential upward adjustment upon the consummation in 2014 of a sale or merger of Atkore Group, a sale of substantially all of Atkore Group’s assets or an initial public offering of Atkore Group’s stock (each a “Potential Transaction”) of the lesser of (i) 25% of the difference between the current enterprise value plus 20% and the enterprise value implied by the relevant Potential Transaction and (ii) $25 million. Atkore Group has no present intention of engaging in a Potential Transaction, although it is possible it could decide to do so in the future.
Atkore Group and Seller will negotiate (a) a Redemption Agreement (the “Redemption Agreement”), which will reflect the terms set forth in this Letter of Intent, and such other terms and conditions to which the parties mutually agree and (b) such other agreements and instruments as the parties deem necessary.
The Redemption Agreement will include customary closing conditions, and conditions relating to (i) consummation of the refinancing of certain of Atkore Group’s indebtedness, (ii) the solvency of Atkore Group and its subsidiaries immediately following the consummation of the Acquisition and (iii) the termination of certain affiliate agreements, including the Seller’s Indemnification Agreement and Consulting Agreement with Atkore Group and the Stockholders Agreement of Atkore Group.

Notice of Redemption of 9.875% Senior Secured Notes due 2018
On March 10, 2014, Atkore International, Inc. (the “Issuer”) gave notice of redemption pursuant to the Indenture, dated as of December 22, 2010, as supplemented (the “Indenture”), among the Issuer, the Note Guarantors from time to time party thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee (the “Trustee”), that the Issuer has elected to redeem on the Redemption Date (as defined below), all outstanding Notes under the Indenture, consisting of $369,000,000 aggregate principal amount of 9.875% senior secured notes due 2018 (the “Notes”). The redemption is subject to the satisfaction of certain conditions precedent as provided in the notice of redemption, including in respect of the incurrence of new indebtedness, amendments to the Issuer’s revolving credit facility, the distribution and availability of funds to consummate the Acquisition and the conversion of Atkore Group’s preferred stock into common stock. The redemption will take place on April 9, 2014, or such later date (but not later than May 9, 2014) as such conditions precedent are so satisfied (the “Redemption Date”).
The redemption price with respect to any redeemed Note will be equal to 107.406% of the principal amount of such Note, plus the accrued but unpaid interest thereon to the Redemption Date.
This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any Notes or any other security. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

Deutsche Bank Securities Inc. is acting as financial advisor to Atkore International, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer